                                                                   Exhibit 99.1

                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made and entered into this 10th day of November, 1998, by and among:

     GSE Systems, Inc., a Delaware corporation ("GSE Systems"), GSE Process Solutions, Inc., a Delaware corporation and a wholly-owned subsidiary of GSE Systems ("Seller"), GSE Process Solutions B.V. ("GSE B.V."), GSE Process Solutions Singapore (Pte) Limited ("GSE Singapore"), GSE Process Solutions Belgium N.V. ("GSE Belgium")

                                       and

     Valmet Automation (USA), Inc., a Delaware corporation ("Buyer").

                                   WITNESSETH:

            WHEREAS, Seller is engaged, among other things, in the line of business (the "Business") consisting primarily of the marketing, development and delivery of supervisory control and data acquisition systems (SCADA) and simulation systems in the oil and gas industry, including the acquisition, development, marketing, distribution, licensing, maintenance, and support of the Software Programs (as hereinafter defined);

            WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, substantially all the assets of Seller used principally in or dedicated to the Business, and Seller desires to transfer, and Buyer desires to assume, certain liabilities of Seller arising in connection with the Business, all upon the terms and conditions and subject to the limited exceptions set forth herein; and

            NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                 INTERPRETATION

     Definitions. In this Agreement, the following terms shall have the following meanings:

     "Agreement" means this agreement and all schedules attached to this Agreement as the same may be amended from time to time and the expressions "hereof", "hereto", "hereunder" and similar expressions refer to this Agreement, including all schedules and not to any particular article or Article.

     "Common Elements" means any aspects of the S/3 Software that are based upon or consist of material included in the Seller's D/3 DCS software or any other software of Seller at the time of Closing, including all source code and other Technical Documentation and object code for such aspects of the S/3 Software, all working notes and papers and promotional, marketing and training materials or parts thereof relating to such aspects of the S/3 Software, and all copyrights and patents (if any) relating to such aspects of the S/3 Software.

     "Effective Date" means October 30, 1998.

     "GSE Companies" means GSE Systems, GSE B.V., GSE Singapore and GSE Belgium.

     "Licensed Software" means the TotalVision Software and the SimSuite Pipeline Software.

     "Physical Assets" means the Computer Equipment, Office Furniture, Technical Documentation and Business Records and the other physical assets of the Business, other than the Inventory.

     "Projects" means the projects identified in Schedule "B".

     "Project Contracts" means the contracts for the projects identified in Schedule "B", including all amendments and change orders up to the Effective Date.

     "Required   Contract   Consents"  means  all  consents  necessary  for  the
     assignment to Buyer of each of the Software Contracts, the Leases, the Project Contracts and the Agency Contracts.

     "S/3 Development" means the resolution of the tasks and identified discrepancy reports for the S/3 Software as described in Schedule "E".

     "S/3 Software" means Seller's software known as S/3 SCADA, except for the TotalVision Software, including the software modules identified in the list attached to this Agreement as Schedule "C" (but not including the TotalVision Software modules which are marked with an asterisk in Schedule "C"). The S/3 Software also includes all working notes and papers, promotional and marketing materials, all copyrights and patents for S/3 SCADA, and all source code, object code and listings for such software, as well as any program, "workbenches" or tools owned by Seller and used for the development, maintenance and implementation of the S/3 Software.

     "Seller" means GSE Process Solutions, Inc., and, to the extent that any GSE Company has an interest in any of the Assets, shall be interpreted as including that GSE Company as required to fully and effectually transfer to Buyer all of the right, title and interest of that GSE Company in such Assets.

     "SimSuite   Development"  means  the  completion  of  development  work  as necessary to fulfill the specification for the Pacific Pipeline Contract, as attached hereto as Schedule "E".

     "SimSuite Pipeline Software" means Seller's software known as SimSuite Pipeline as described in the functional listing set out in Part I of
     Schedule "D" attached hereto, and including, without limitation, the software modules identified in the list forming Part II of Schedule "D". The SimSuite Pipeline Software also includes all working notes and papers, promotional and marketing materials, and all source code, object code and listings for such software, as well as any program, "workbenches" or tools owned by Seller and used for the development, maintenance and implementation of the SimSuite Pipeline Software. SimSuite Pipeline Software shall also include the pre-existing version of software known as "Elegant" as listed in Part II of Schedule "D", but shall not include any other versions of "Elegant" heretofore developed or used by GSE Companies.

     "Software Programs" means the S/3 Software and the Licensed Software.

     "Technical Documentation" means the system documentation, statements of principles of operation, schematics, training materials and user guides for all Software Programs.

     "TotalVision Software" means Seller's software known as TotalVision (the graphical user interface for the S/3 Software and the SimSuite Pipeline Software), consisting of the software modules marked with an asterisk in Schedule "C". The TotalVision Software also includes all working notes and papers, promotional and marketing materials, and all source code, object code and listings for such software, as well as any program, "workbenches" or tools owned by Seller and used for the development, maintenance and implementation of the TotalVision Software. TotalVision does not include any graphic models, sub-models, or symbols created and used with the S/3 Software and the SimSuite Pipeline Software.


                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase, accept, and acquire from Seller, and Seller agrees to sell, transfer, assign, convey, and deliver to Buyer, at the Closing, all right, title, and interest of Seller in and to all of the rights and assets, tangible or intangible, used principally in or dedicated to the Business, as owned or held by Seller, including the Business's products, technology, goodwill, records, customer lists, trademarks, trade names, copyrights and patents and certain equipment, but expressly excluding the rights and assets to be retained by Seller identified in Article 1.3. Subject to such express exclusion and qualification, the foregoing rights and assets shall hereinafter collectively be referred to as the "Assets." Without in any way limiting the generality of the foregoing, the Assets shall include all right and interest owned or held by Seller or any GSE Company in the following:

     a. Accounts Receivable. The following accounts receivable of Seller (and GSE Singapore in the case of the ECIL Projects identified in Schedule "B") outstanding as of the Closing relating to the Business (the "Accounts Receivable"), which consist of accounts receivable relating to:

            (1) the Project Contracts (the "Project Receivables") and

            (2) the other accounts  receivable listed in Schedule 1.1.a.(2) (the
                "Remaining Receivables),

but excluding all accounts receivable which should be classified as doubtful in accordance with GAAP.

     b. Work in Progress. All of the work in progress of Seller (and GSE Singapore in the case of the ECIL Projects identified in Schedule "B") with respect to the Projects as of the Closing, including all equipment, software and materials purchased by Seller for delivery to its customers for the Projects (the "WIP"). The amount of the WIP shall be calculated in accordance with
Article 3.1.

     c. Software. All of Seller's rights, title and interests in and to the S/3 Software, including its source and object code, sequence, logic structure, screens and its Technical Documentation, and including all copyright, patent, trade secret, and trademark rights and all other proprietary and intellectual property rights in and to them. Seller agrees that Buyer shall own all rights, title and interests in and to any improvements, enhancements, updates and upgrades to the S/3 Software. The parties acknowledge that portions of the S/3 Software being transferred from Seller to Buyer may be derivative of intellectual property, concepts and/or technology developed and used in connection with Seller's software known as the D/3 Distributed Control System (the "D/3 Software") and/or that portions of the D/3 Software, the rights, title and interests in which are being retained by Seller, may be derivative of intellectual property, concepts and/or technology developed and used in connection with the S/3 Software, and therefore agree as follows:

            (1) Notwithstanding the foregoing, Buyer agrees that Seller shall own all rights, title and interests in and to the D/3 Software, including its source and object code, sequence, logic structure, screens and documentation, and any improvements, enhancements, updates or upgrades to them, including all copyright, patent, trade secret, and trademark rights and all other proprietary and intellectual property rights in and to them.

            (2) Buyer agrees that it shall have no rights or claims that Seller's use, reproduction, demonstration, adaptation and display of the D/3 Software constitutes an infringement, misappropriation, conversion or other misuse of any of Buyer's rights or interests in and to the S/3 Software, and Buyer, for itself and for all persons claiming under, by or through Buyer, does hereby irrevocably and unconditionally release Seller from, and agrees not to assert, any and all such claims.

            (3)   Seller  agrees  that it shall  have no rights  or claims  that
                  Buyer's use, reproduction, demonstration, adaptation and display of the S/3 Software constitutes an infringement, misappropriation, conversion or other misuse of any of Seller's rights or interests in and to the D/3 Software, and Seller, for itself and for all persons claiming under, by or through Seller, does hereby irrevocably and unconditionally release Buyer from, and agrees not to assert, any and all such claims.

     d. Software License. A perpetual, worldwide license to Buyer, in the form of Schedule "A", for the Licensed Software. On Closing, Seller shall deliver to Buyer copies of all source code, object code and listings for all versions of the Licensed Software currently in use by customers of the Business, to be held and used by Buyer in accordance with the terms of Schedule "A".

     e. Documentation. The Technical Documentation (except for the SimSuite Pipeline Software and the TotalVision Software) and copies of all technical and descriptive materials relating to all third party software embedded in the Software Programs.

     f. Software Contracts. All of the rights and benefits of Seller and each of the GSE Companies under the following contracts, agreements and licenses pertaining to the S/3 Software and/or the Licensed Software:

            (1) All  licenses  granted to third  parties to use the S/3 Software and SimSuite Pipeline Software;

            (2) All contracts, agreements and licenses respecting the ownership, licensing, acquisition, and use of Seller's S/3 Software;

            (3) The  development  contracts,   work-for-hire   agreements,   and
                consulting agreements listed in Schedule 1.1.f; and

            (4) The maintenance and support  agreements with Seller's  customers listed in Schedule 1.1.f.

(the "Software Contracts"). As of the date of this Agreement, the Software Contracts consist of the items listed and classified in Schedule 1.1.f as:

     licenses from third parties (development and/or marketing);
     licenses and sublicenses to others;
     development contracts, work-for-hire agreements, and consulting agreements; maintenance or support agreements

     g. Project Contracts. All rights and benefits and obligations (subject to the provisions of Article 2) of Seller (and GSE Singapore in the case of the ECIL Projects identified in Schedule "B") under the Project Contracts. As soon as possible after Closing, Seller and GSE Singapore shall execute and deliver to Buyer all such documentation as may be required to assign and transfer to Buyer the letters of credit for the ECIL Projects identified in Schedule "B".

     h. Agency Contracts. All rights and benefits and obligations (subject to the provisions of Article 2) of Seller and the GSE Companies under the agency, value added reseller, distributorship, system integrator and other agreements of a strategic alliance nature listed in Schedule 1.1.h (the "Agency Contracts");

     i. Computer Equipment. The computer equipment and devices dedicated to the Business as listed in Schedule 1.1.i. (including dongles permitting the use of SL-GMS software) and licenses for all third party programs, tools, utilities, compilers and other software installed or used on such equipment except for:

                  software used for accounting, payroll and recording of hours worked by employees local area network equipment the exchange server and related software installed on that server leased equipment

(the  "Computer  Equipment"),   including  Seller's  rights  under  all  related
warranties.

     j. Office Furniture. All office furniture and other physical assets used in the Business except for partitions and dividers and the modular furniture attached thereto (the "Office Furniture"). As of the date of this Agreement, the Office Furniture consists of all items listed in Schedule 1.1.j.

     k. Leases. The leasehold or rental interest of Seller under the equipment leases listed in Schedule 1.1.k. (the "Leases").

     l. Business Records. Copies of all business, accounting and operating records relating to the Projects, personnel records for the personnel of Seller who will be employed by Buyer, customer lists, prospects lists, employment and consulting agreements, supplier lists, information and data respecting leased or owned equipment, products literature and information, files, correspondence and mailing lists, advertising materials and brochures, and other business records used in the Business (the "Business Records").

     m. Intellectual Property. All patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, and applications pertaining thereto), and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulae principally used in the Business or otherwise necessary for the ownership and use of the Assets and the conduct of the Business, including the names "S/3 SCADA," "S/3 Architect" and "Full Scope SCADA", but excluding all third party software, and proprietary rights to the Licensed Software, which will be licensed to Buyer in accordance with the Software License attached hereto as Schedule "A" (the "Intellectual Property"). As of the date of this Agreement, the Intellectual Property includes the registered trademarks and service marks, the reserved trade names, the registered copyrights, and the filed patent applications and issued patents listed in Schedule 1.1.m.

     n. Claims. All claims Seller may have against any person relating to or arising from the Assets or the Business, including rights to recoveries for damages for defective goods, to refunds, insurance claims, and chooses in action ("Claims").

     o. Inventory. The existing spare parts inventory available for use in the Business (the "Inventory").

1.2 Failure to Obtain Consent. Prior to the Closing, Seller and Buyer shall use their best efforts to obtain the Required Contract Consents. If any Required Contract Consent is not obtained prior to the Closing, Seller shall continue to use such best efforts to obtain such consent after Closing. Buyer will cooperate with Seller in this regard. Until such consent or waiver has been obtained, Seller shall:

     (1) subcontract with Buyer for the provision of the services specified in such Contract on the same terms set forth in such Contract, and/or

     (2) act as agent for Buyer in order to obtain for Buyer the benefits under such Contract and/or

     (3) cooperate with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

Seller and GSE Singapore agree to remit promptly to Buyer all collections or payments received by Seller or GSE Singapore in respect of all such contracts, and shall hold all such collections or payments for the benefit of, and promptly pay the same over to, Buyer; provided, however, that nothing herein shall create or provide any rights or benefits in or to third parties.

1.3 Excluded Assets. In addition to the items specifically excluded in Article 1.1, Seller shall not sell or assign to Buyer, and Buyer shall not purchase or accept assignment from Seller, the following assets: all cash, cash equivalents, accounts receivable other than the Accounts Receivable and the rights of Seller in and to any of the Licensed Software that will be licensed to Buyer under the Software License except to the extent identified therein and any other assets not used principally in or dedicated to the Business (the "Excluded Assets").


                                   ARTICLE II

                        ASSUMPTION OF CERTAIN LIABILITIES

2.1 Enumeration of Assumed Liabilities. At and after the Closing, Buyer shall assume and agree to pay or perform those liabilities and obligations of Seller that are expressly identified in this Article 2.1 (the "Assumed Liabilities") or are represented by any other covenant, agreement, or indemnity of Buyer in this Agreement or the other agreements and instruments to be executed and delivered by Buyer in connection with this Agreement. Subject to the express exclusions set forth in Article 2.2, the Assumed Liabilities shall consist of, with respect to the period after the Closing Date:

     a. Software Contracts and Leases. Except as limited or otherwise provided in this Article, all payment and performance obligations arising out of or relating to the Software Contracts and the Leases, except in each case to the extent attributable to: (1) any breach or default by Seller or any GSE Company under any of the same on or before the Effective Date or (2) any material liability or obligation outside the ordinary course of business not disclosed by Seller pursuant to this Agreement, insofar as disclosure thereof is required hereunder and Buyer does not receive property or services of substantially equivalent value in respect of such liability or obligation;

     b. Project Contracts. Subject to Article 2.2, and the maximum amount set forth in Article10.5, the obligations of Seller (and in the case of the Projects referred to in Schedule "B" as the ECIL HBCPL and ECIL KBPL projects, the obligations of GSE Singapore) to complete the Projects in accordance with the Project Contracts, except to the extent attributable to (1) any breach or default by Seller or GSE Singapore under any of the same on or before the Effective Date or (2) any material liability or obligation outside the ordinary course of business not disclosed by Seller or GSE Singapore pursuant to this Agreement, insofar as disclosure thereof is required hereunder and Buyer does not receive payment in respect of such liability or obligation;

     c. Warranty  Obligations.  The Warranty  Obligations  as defined in Article
10.6.

     d. Agency Contracts. All obligations arising out of or relating to the Agency Contracts, provided that these agreements only apply to the S/3 Software and SimSuite Pipeline Software and would not create any new obligations for Buyer with respect to Buyer's other products and software; and

provided further, that Buyer is not assuming responsibility for: (A) any breach or default by Seller or any GSE Company or any amounts payable by Seller or any GSE Company for commissions or other amounts under any of the same on or before the Effective Date or (B) any material liability or obligation outside the ordinary course of business not disclosed by Seller or any GSE Company pursuant to this Agreement, insofar as disclosure thereof is required hereunder and Buyer does not receive property or services of substantially equivalent value in respect of such liability or obligation.

2.2 Liabilities Not Assumed. Without in any way expanding the specificity and limitation of Article 2.1, Buyer shall not assume or be responsible for any of the following liabilities or obligations expressly identified in this Article
2.2 (the "Excluded Liabilities"):

     a. Non-enumerated Liabilities. Any liability or obligation of Seller or any GSE Company of any kind, known or unknown, contingent or otherwise, not either enumerated as an Assumed Liability in Article 2.1 or resulting from any other covenant, agreement, or indemnity of Buyer in this Agreement or the other agreements and instruments to be executed and delivered by Buyer in connection with this Agreement.

     b. Taxes. Any liability or obligation of Seller or any GSE Company for foreign or United States federal, state, or local income, franchise, property, sales or use, or recapture taxes, assessments, and penalties, whether arising out of the transactions contemplated by this Agreement or otherwise.

     c. Violations of Law. Any liability or obligation resulting from violations of any applicable laws or regulations by Seller or any GSE Company or infringement of third-party rights or interests.

     d. Employee Liabilities. Any employee liabilities relating to present and past employees of the Business with respect to Seller's plans, programs, policies, commitments, and other benefit entitlements established or existing on or prior to Closing (whether or not such liabilities are accrued or payable at Closing, and whether or not such liabilities are contingent in nature), including:

     (1)  Any liability or obligation for workers' compensation.

     (2)  Any current or future liabilities to employees retiring on,

before, or after Closing, and their dependents.

     (3) Any current or future liabilities for benefits that may have been accrued or earned by any employees associated with the Business on or before Closing under any pension plans relating to service prior to the Effective Date.

     (4) Any current or future liabilities for claims incurred prior to Closing and related expenses with respect to any employees associated with the Business under any welfare or disability plans established or existing at or prior to Closing, regardless of when filed with Buyer, Seller, or the claims administrator for any such plan.

     (5) Any retrospective premium on pension, savings, thrift, or profit-sharing plan contribution relating to any employees associated with the Business incurred or accrued prior to the Effective Date, regardless of when invoiced or recorded.

     (6) Any monetary liability for severance payments that may arise at any time in favor of any of Seller's employees under any plan, program, policy, commitment, or other benefit entitlement and relating to Seller's employment of such employees.

     e. Year 2000. Any liability or obligation relating to the Year 2000 and the failure of any work done or software or equipment supplied by Seller or any GSE Company to correctly accommodate and process date data without error, interruption or loss of functionality, including without limitation, century rollover and leap years, except for:

     (1) Obligations assumed by Buyer under the Project Contracts, subject to the maximum cost to complete as set out in Article 2.1.b. and 10.5; and

     (2) Warranty obligations assumed by Buyer, subject to the maximum cost as set out in Article 2.1.c. and10.6.

     f. Intentionally Deleted.

     g. Incidents to Excluded Assets. Any liability or obligation associated with any of the Excluded Assets, except as specifically otherwise provided in
Article 2.1.

     h. Litigation. Any Litigation (as defined in Article 4.19) pending or threatened against Seller or any GSE Company or the Assets, unless specifically assumed by Buyer.



                                   ARTICLE III

                                PRICE AND PAYMENT

3.1 Purchase Price. Subject to the terms and conditions of this Agreement, Buyer shall pay to Seller, at the time and in the manner set forth in this Article III, an amount (the "Purchase Price") equal to the sum of:

     (a) 100% of the Project Receivables as of the Effective Date;

     (b) 75% of the Remaining Receivables as of the Effective Date;

     (c) the book value of the Physical Assets as of the Effective Date;

     (d) the book value of the Inventory as of the Effective Date;

     (e) the WIP Amount (as defined below); and

     (f) $1,025,778.00, subject to reduction in accordance with the provisions of Article 3.5 (the "Earnout Amount").

The "WIP Amount" means the amount as of the Effective Date equal to:

            (1) the sum of the contract prices for the Projects adjusted to account for all change orders, but not including any applicable sales, use, excise, property or other similar taxes, and adjusted with respect to the other adjustments as set out in Article 3.8.
                                      minus

            (2) the sum of:

            (A) the amounts invoiced by Seller (or GSE Singapore in the case of the ECIL Project Contracts) on the Projects,

            (B) the Project ETCs (as defined in Article 10.5), and

            (C) the estimated costs of the S/3 Development and SimSuite Development, which are estimated as of the date of this Agreement to be $451,556.

3.2 Estimated Closing Balance Sheet and Estimated WIP Amount. At or prior to the Closing, Seller shall cause to be prepared and delivered to the Buyer, at the Seller's expense:

     (a) an estimated unaudited pro forma balance sheet of the Business as of the Effective Date (the "Estimated Closing Balance Sheet"), which shall be prepared in accordance with generally accepted accounting principles ("GAAP"), subject to mutually agreed adjustments, and on a basis consistent with the methods, principles, practices and policies employed in the preparation and presentation of the Financial Statements; and

     (b) an  estimated  calculation  of  the  WIP  Amount  (the  "Estimated  WIP
Amount"),

     in each case together with the working papers used in the preparation thereof. The Estimated Closing Balance Sheet shall reflect separately the book value of each of the Project Receivables, the Remaining Receivables, the Physical Assets and the Inventory.

3.3 Closing Payment. At Closing, Buyer shall pay Seller, by wire transfer in immediately available funds to an account designated by Seller, an amount (the "Closing Payment") equal to the sum of the following amounts less the $100,000 deposit paid by Buyer to Seller under the Letter of Intent between the parties dated September 16, 1998: (a) the Estimated WIP Amount; and (b) the following amounts as reflected on the Estimated Closing Balance Sheet:

     (1)  100% of the book value of the Project Receivables;

     (2) 50% of the book value of the Remaining Receivables (with the remaining 25% to be paid in accordance with Article 3.6); and

     (3)  100% of the book value of the Physical Assets and the Inventory.

3.4 Post-Closing Adjustments.

     a. As soon as practicable, but in no event later than 30 days following the Closing Date, Seller shall cause to be prepared and delivered to Buyer, at Seller's expense:

     (1) an unaudited balance sheet of the Business as of the Effective Date (the "Closing Balance Sheet"), which shall be prepared in accordance with GAAP and on a basis consistent with the methods, principles, practices and policies employed in the preparation and presentation of the Financial Statements, and

     (2) a calculation of the WIP Amount (the "WIP Calculation"), in each case together with the work papers used in the preparation thereof (collectively, the "Adjustment Documents").

     b. Buyer shall have 30 days to review the Adjustment Documents. Unless Buyer delivers written notice to Seller on or prior to the 15th day after Buyer's receipt of the Adjustment Documents stating that the Buyer has objections to the Adjustment Documents, and specifying in detail the nature of Buyer's objections Buyer shall be deemed to have accepted and agreed to the Adjustment Documents. If Buyer so notifies Seller of objections to the Adjustment Documents, Buyer and Seller shall, within 15 days (or such longer period as they may agree) following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

     c. Any amounts remaining in dispute at the conclusion of the Resolution Period ("Unresolved Changes") shall be submitted to a firm of independent certified public accountants who do not represent either of the parties or any of their respective affiliates (the "Neutral Auditors") within five business days after the expiration of the Resolution Period. Seller and Buyer will execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne pro rata by Seller, on the one hand, and Buyer, on the other hand, in proportion to the allocation of the dollar amount of the Unresolved Changes between Seller and Buyer made by the Neutral Auditors such that the prevailing party (or parties) pay a lesser proportion of the fees and expenses. The Neutral Auditors shall act as an arbitrator to determine, based on the provisions of this Article 3.4(c) only the Unresolved Changes. The Neutral Auditors' determination of the Unresolved Changes shall be made within 45 days of the submission of the Unresolved Changes thereto, shall be set forth in a written statement delivered to Seller and Buyer and shall be final, binding and conclusive. The terms "Final Closing Balance Sheet" and "Final WIP Calculation" as used in this Agreement, shall mean the definitive Closing Balance Sheet and WIP Calculation, respectively, agreed to (or deemed agreed to) by Seller and Buyer under Article 3.4(b) or, if Unresolved Changes are submitted to the Neutral Auditors, such definitive Adjustment Documents, as adjusted to reflect the determination of the Neutral Auditors under this Article 3.4(c).

     d. The Closing Payment shall be (1)increased dollar-for-dollar to the extent that (A) the book value of the Project Receivables, Physical Assets and Inventory as shown on the Final Closing Balance Sheet is greater than the book value of such items as shown on the Estimated Closing Balance Sheet and (B) the WIP Amount as shown in the Final WIP Calculation is greater than the Estimated WIP Amount, and (2) increased fifty cents for each dollar by which the book value of the Remaining Receivables on the Final Closing Balance Sheet exceeds the book value of the Remaining Receivables on the Estimated Closing Balance Sheet. The Closing Payment shall be decreased dollar-for-dollar to the extent that (A) the book value of the Project Receivables, Physical Assets and Inventory as shown on the Final Closing Balance Sheet is less than the book value of such items as shown on the Estimated Closing Balance Sheet and (B) the WIP Amount as shown in the Final WIP Calculation is less than the Estimated WIP Amount, and (2) decreased fifty cents for each dollar by which the book value of the Remaining Receivables on the Final Closing Balance Sheet is less than the book value of the Remaining Receivables on the Estimated Closing Balance Sheet.

     e. Any adjustment to the Closing Payment made pursuant to Article 3.4(d) (the "Final Adjustment") shall be paid by wire transfer of immediately available funds to a bank account specified by the party (or parties) to which such payment is owed. If the Final Adjustment is agreed to (or deemed agreed to) by Seller and Buyer before or during the Resolution Period, then payment thereof shall be made within 15 days after the date of such agreement (or deemed agreement). If there are Unresolved Changes at the end of the Resolution Period, then:

     (1)  the minimum  amount which  Seller and Buyer agree is owed  pursuant to
          Article 3.4(b) shall be paid within 15 days after the end of the Resolution Period and any additional amounts owing with respect to the Unresolved Changes shall be paid within 15 days after the resolution thereof by the Neutral Auditors; or

     (2) in all other cases, any and all payments shall be made within 15 days after the resolution of the Unresolved Changes by the Neutral Auditors.

All payments made pursuant to Article 3.4(d) shall be accompanied by interest at 12% from the Closing Date through the date of payment.

3.5 Buyer's Payment of the Earnout Amount. The Earnout Amount shall be paid in the following manner:

     a. From and after the Closing, Buyer shall accumulate license fees in accordance with the list prices for licenses set forth in Schedule 3.5 for each copy of the SimSuite Pipeline Software licensed to a customer by Buyer.

     b. When Buyer has achieved final system acceptance (as defined in the Pacific Pipeline Project Contract) for the SimSuite Pipeline Software for the Pacific Pipeline Project, or such other project with a similar scope and size located in the continental United States or Canada which would serve as an alternate reference account, Buyer shall immediately pay all accumulated license fees due Seller since Closing and thereafter shall pay a license fee to Seller for each future customer installation of the SimSuite Pipeline Software and any derivative software product based on the SimSuite Pipeline Software in accordance with the list prices set forth in Schedule 3.5. Buyer's license fee payments with respect to such future customer installations shall be made upon its receipt of funds from such customer.

     c. Buyer shall pay to Seller the license fees described in Articles 3.5(a) and 3.5(b) until the earlier of (1) such time as the aggregate amount of such license fees paid to Seller equals $1,025,778.00 or (2) the fifth anniversary of the Effective Date. Thereafter, Buyer shall have no further obligation with respect to the Earnout Amount or to pay any license fees for the Licensed Software.

3.6 Buyer's Payments Regarding Remaining Receivables. The 25% of the Remaining Receivables not paid as part of the Closing Payment will be paid by Buyer to Seller on a quarterly basis, out of payments received by Buyer from the account debtors during the previous quarter. After Buyer has collected 50% of a Remaining Receivable, Buyer will pay to Seller one half of all further payments received by Buyer in respect of that Remaining Receivable. Such quarterly payments shall commence on the 15th day of the fourth full calendar month after the Effective Date and shall continue on the 15th day of the first month of each quarter thereafter. Each payment shall be accompanied by a statement prepared by Buyer showing the payments received during such quarter. Seller shall advise Buyer of any payments on such Receivables received by Seller directly from such account debtors after the Closing and such amounts shall be credited toward Buyer's Purchase Price payment obligation hereunder.

3.7      Allocation of Purchase Price.

     a. The Purchase Price and the Assumed Liabilities (collectively, the "Consideration"), to the extent properly taken into account under Article 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), shall be allocated among the Assets as set forth in this Article 3.7. No later than 30 days after the Closing Date, Buyer shall deliver to Seller a statement allocating the Consideration among the Assets in accordance with Code Section 1060 and the regulations promulgated thereunder (the "Allocation"). Seller shall have a period of 10 days after the delivery of the Allocation to present in writing to Buyer notice of any objections Seller may have to the Allocation. Unless Seller timely objects, the Allocation shall be binding on the parties without further adjustment. If Seller shall raise any objections within the 10-day period, Seller and Buyer shall negotiate in good faith and use their best efforts to resolve such dispute. If the parties fail to agree within 20 days after delivery of the notice, the disputed items shall be resolved by the Neutral Auditors. The Neutral Auditors shall resolve the dispute within 30 days after having the dispute referred to it. The costs, fees and expenses of the Neutral Auditors shall be borne equally by Buyer and Seller.

     b. Seller and Buyer agree to (1) be bound by the Allocation, (2) act in accordance with the Allocation in the preparation of financial statements and filing of all tax returns (including filing Form 8594 with its federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review or tax litigation relating thereto and
(3) take no position and cause their affiliates to take no position inconsistent with the Allocation for federal and state income tax purposes.

     c. Not later than 30 days prior to the filing of their respective Forms 8594 relating to the transactions contemplated by this Agreement, each party shall deliver to the other party a copy of its Form 8594.

3.8 Other Adjustments. The parties agree that certain other adjustments shall be made in accordance with Schedule 3.8.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF GSE SYSTEMS AND SELLER

     References to federal, state and local laws or governmental authorities shall include the laws and governmental authorities of all jurisdictions (both within and outside of the United States) where Seller or any of the GSE Companies are carrying on business or where any of the Assets are located. Each of GSE Systems and Seller, jointly and severally, hereby represents and warrants to Buyer as follows:

4.1 Organization. Seller and each GSE Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to conduct its business (including the Business) and to own the Assets. For each of the Project Contracts to which Seller or GSE Singapore is a party, Seller (or GSE Singapore as the case may be) is duly qualified or licensed to do business and is in good standing as a foreign corporation (or, in the case of GSE Singapore, is represented by a legally-authorized local agent) in the jurisdictions in which the customer installation site for that Project is located. The jurisdictions listed in
Schedule 4.1 constitute all the jurisdictions in which the conduct of the Business or the use and ownership of the Assets by such entity makes such qualification necessary, except for jurisdictions in which the failure of Seller to be so qualified or licensed will not have a material adverse effect on the Business.

4.2 Power and Authority. Seller and each GSE Company has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Seller and the GSE Companies in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of Seller and the GSE Companies, enforceable in accordance with their terms.

4.3 No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with:

     (1) any federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree applicable to Seller or any GSE Company, the Business, or the Assets,

     (2)  any   provision   of  any  charter,   bylaw  or  other   governing  or
          organizational instrument of Seller or any GSE Company, or

     (3) except insofar as Required Contract Consents are to be procured prior to Closing, any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Seller or any GSE Company is a party or by which Seller or any GSE Company or any of the Assets is bound;

except for any such violation or conflict which will not have a material adverse effect on the Business or the Assets.

4.4 Government Consents. Except for the filing and/or recording of instruments of conveyance, transfer, or assignment required by all applicable copyright, patent, or trademark laws or the laws of the jurisdictions in which the Assets are located, to occur upon Closing, no approval, certification, variance, license, or permit to or from, or notice, filing, or recording to or with (a "filing"), any federal, state, or local governmental authorities is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the consummation of the transactions contemplated hereby or thereby, or the ownership and use of the Assets and the conduct of the Business (including by Buyer) except for any such filing which, if not made, will not have a material adverse effect on the Business or the Assets.

4.5 Required Contract Consents. Except for the Required Contract Consents, no approval, consent, or waiver from, or notice, filing, or recording to or with, any person is necessary for:

     (1) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby or the consummation of the transactions contemplated hereby; or

     (2) the ownership and use of the Assets and the conduct of the Business (including by Buyer).

4.6 Title to Tangible Property. Buyer at Closing shall obtain good and marketable title to all of the Physical Assets and Inventory free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, or other title or interest retention arrangements.

4.7 Condition of Property. All of the Physical Assets are in good operating order, condition, and repair, ordinary wear and tear excepted, but are otherwise purchased in their "AS IS" "WHERE IS" condition as of the date of this Agreement.

4.8      Intentionally Deleted.

4.9      Title to Intellectual Property.

     a. Ownership. Except for the rights and licenses validly and effectively established by the Software Contracts, Seller owns, and Buyer shall receive at Closing good and marketable title to the Intellectual Property free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, or other title or interest retention arrangements. Each of the GSE Companies acknowledges, represents and warrants that:

            (1) Seller is the owner of the Software Programs; and

            (2) No GSE Company has any proprietary rights in the Software Programs.

     b. Intentionally Deleted.

     c. Procedures for Copyright Protection. To the best of the knowledge of Seller and each of the GSE Companies, in no instance has the eligibility of the Software Programs for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

     d. Procedures for Trade Secret Protection. To the best of the knowledge of Seller and each of the GSE Companies, the Technical Documentation relating to the Software Programs (1) have at all times been maintained in confidence and
(2) have been disclosed by Seller only to employees, consultants and other parties pursuant to signed agreement which contain covenants to maintain such information in confidence.

     e. Personnel Agreements. To the best of the knowledge of Seller and each of the GSE Companies, all personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Programs and the Technical Documentation, on behalf of Seller or any GSE Company either (1) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal law, that has accorded Seller full, effective, exclusive, and original ownership of all tangible and intangible property arising as a result of such contributions or participation, or (2) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective, and exclusive ownership of all tangible and intangible property arising as a result of such contributions or participation.

4.10. Absence of Claims to Intellectual Property. No claims have been manifested to Seller or any GSE Company by any person or entity that the use of the Intellectual Property or the Licensed Software by Seller or any GSE Company infringes the intellectual property rights of any third party, and neither Seller nor any GSE Company knows of any valid basis for any such claim. The use of the Intellectual Property and the Licensed Software by Seller or any GSE Company does not, and the use of the Intellectual Property and the Licensed Software by the Buyer in the same manner used by Seller prior to Closing will not, infringe the intellectual property rights of any person under the laws of the United States or Canada or infringe:

     (1)  a patent or copyright under the laws of the countries listed in
            Schedule 4.10; or

     (2) a trade secret under the laws of any country, if the same acts also would constitute a misappropriation of trade secrets under the laws of the United States.

4.11 Material Contracts. The Software Contracts listed in Schedule 1.1.f, the Project Contracts, the Agency Contracts, the warranty obligations listed in
Schedule 10.6.b, and the other contracts and commitments listed in Schedule 4.11 (the "Other Contracts") constitute all material contracts, agreements, licenses, and other commitments and arrangements: (1) entered into by Seller in its conduct of the Business; or (2) entered into by any GSE Company relating to the Assets or the Projects; and in effect as of the date of this Agreement, other than the Leases addressed by Article 4.14. All such contracts are valid, binding, and enforceable in accordance with their terms and are in full force and effect. There are no existing material defaults by Seller or any GSE Company under any such contracts and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a material default thereunder.

4.12 Third-Party Components in Software Programs. Seller has validly and effectively obtained the right and license to use, copy, modify, and distribute the third-party programming and materials contained in the Software Programs (including technical documentation associated therewith) pursuant to the Software Contracts identified as "licenses from third parties (development and/or marketing)" or "Licenses from third parties (internal use only)" in
Schedule 1.1.f. The Software Programs and Technical Documentation contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. The Software Programs and Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by Seller and included in the Assets.

4.13 Third-Party Interests or Marketing Rights in Software Programs. Neither the Seller nor any of the GSE Companies has granted, transferred, or assigned any right or interest in the Software Programs, the Technical Documentation, or the Intellectual Property to any person or entity, except pursuant to the Agency Contracts and the Software Contracts identified as "licenses and sublicenses to others" in Schedule 1.1.f. To the best of Seller's knowledge, and the knowledge of each GSE Company, no licenses to use the Software Programs have been granted to any end user which permit the end user to make and use copies of the Software Programs for any purposes other than archival or back-up purposes without paying additional license fees. To the best of Seller's knowledge, and the knowledge of each GSE Company, there are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software Programs or any Technical Documentation, or the Intellectual Property by any independent salesperson, distributor, sublicensor, or other remarketor or sales organization, except for the Agency Contracts identified in Schedule 1.1.h.

4.14 Leases. The Leases listed in Schedule 1.1.k. constitute all leasing or rental contracts, agreements, and other commitments and arrangements with respect to the Assets in effect as of the date of this Agreement. All Leases are valid, binding, and enforceable in accordance with their terms and are in full force and effect. There are no existing material defaults by Seller thereunder, and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a material default thereunder.

4.15 Financial Statements. Schedule 4.15 sets forth the GSE Systems unaudited proforma balance sheet and profit and loss statement for the Business as at September 30, 1998 (the "Financial Statements"), prepared in accordance with GAAP, consistently applied with the principles and procedures employed in prior periods by Seller and as adjusted by mutual agreement. The Financial Statements properly reflect all Assets and Assumed Liabilities as then in existence. The Financial Statements fairly present the results of operation and the financial position of Seller as of the dates thereof and the periods then ended in conformity with GAAP consistently applied with the principles and procedures employed in prior periods by Seller.

4.16 Encumbrances. Except for the Leases, there are no encumbrances, secured or unsecured on Assets, except for encumbrances which will be discharged prior to Closing.

4.17     Conduct of Business.

     a. Ordinary Course of Business: No Removal or Disposal of Assets. Except as set forth in Schedule 4.17.a, since August 31, 1998, Seller and each of the GSE Companies has operated the Business in the ordinary course consistent with past practices, and have not removed or disposed of any assets that were assets of the Business as of August 31, 1998, except in the ordinary course.

     b. No Material Adverse Change. Except as set forth in Schedule 4.17.b, since August 31, 1998, there has been no material adverse change in the Business or the Assets or in the financial condition, operations, or prospects of the Business.

     c. Absence of Joint Ventures, etc. Except as set forth in Schedule 1.1.h, Seller is not a party to any joint venture or other similar agreement or arrangement that involves any sharing of profits of the Business or the Assets or is similar to or competitive with the Business, other than the Software Contracts identified as "licenses from third parties (development and/or marketing)" or the Agency Contracts.

4.18 Transition of Agency Contracts. To the best of Seller's knowledge and the knowledge of GSE Singapore, there is no reason why each of the Agency Contracts might not be continued by Buyer, after its acquisition of the Business, on substantially the same level of business and on substantially the same terms as Seller (or GSE Singapore as the case may be) experienced during the twelve (12) month period preceding the Closing.

4.19 Litigation. Except as set forth in Schedule 4.19, no claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, or investigation (collectively, "Litigation") is pending, or, to the best of Seller's knowledge, and the knowledge of each GSE Company, threatened against Seller or any GSE Company, or their respective present or former directors, officers, or employees, or any party to any Software Contract, which could have a material adverse effect on the Business or any of the Assets. Seller and each GSE Company knows of no facts that could reasonably be expected to serve as the basis for Litigation against itself (or the Buyer upon acquisition of the Business), its present or former directors, officers, or employees, or any party to the Software Contracts, which could have a material adverse effect on the Business or the Assets.

4.20     Court Orders, Decrees, and Laws.

     a. Compliance With Laws. There is no outstanding or, to the best of Seller's knowledge, and the knowledge of each GSE Company, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against Seller or any GSE Company which could have a material adverse effect on the Business or the Assets. Neither Seller nor any GSE Company is in violation of any applicable federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree, or any applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws affecting, involving, or relating to the Business or the Assets except where noncompliance has no material adverse effect upon the financial condition, operation, or prospects of the Business or the Assets, and neither Seller nor any GSE Company has received any notices of any allegation of any such violation. The foregoing shall be deemed to include all applicable patent, copyright, and trademark laws, state trade secret and unfair competition laws, and to all other applicable laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulation laws.

     b. Adequacy of Authorizations. Seller and each of the GSE Companies has obtained all approvals, authorizations, certifications, consents, licenses, or permits to or from, or filings, notices, or recordings to or with, all governmental authorities with jurisdiction that are required for the ownership and use of the Assets and the conduct of the Business under all applicable laws, except for any such approvals etc. where the failure to obtain such approval could not have a material adverse effect on the Business or the Assets (the "Authorizations"). Seller and each of the GSE Companies is in compliance with all terms and conditions of such required Authorizations, except for any non-compliance which could not have a material adverse effect on the Business or the Assets. All of the Authorizations are in full force and effect, and, to the best of Seller's knowledge, and the knowledge of each GSE Company, no suspension or cancellation of any of them is being threatened, nor will any of the Authorizations be affected by the consummation of the transactions described in this Agreement, except to the extent any such Authorizations are transferable only upon receipt of government consents.

     c. Environmental Compliance. Neither Seller, nor, to the best of Seller's knowledge, any prior owner, user, controller, or occupant, nor any tenant, subtenant, prior tenant, or prior subtenant has ever used Hazardous Substances (as hereinafter defined) on, from, or affecting the Assets or any facility, site, area, or property owned, used, controlled, or occupied by the Business, in any manner that violates any federal, state, or local law, regulation, governmental restriction, order, judgment, or decree governing the use, storage, treatment, transportation, manufacture, handling, production, or disposal of Hazardous Substances, except for any such violations which that could not have a material adverse effect on the Business or the Assets. For purposes hereof, "Hazardous Substances" include any flammable substances, explosives, radioactive substances, hazardous substances, hazardous wastes, hazardous or toxic substances, or related substances defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 USC SS 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 USC SS 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 USC SS 6901 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state, or local environmental law, ordinance, rule, or regulation. The term "substance" includes asbestos, polychlorinated biphenyls, kerosene, and fuel oil. The term "release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment. The term "environment" means any surface or groundwater water supply, land, surface, or subsurface strata or the ambient air.

4.21     Taxes.

     a. Tax Returns and Payment of Taxes. Except as set forth in Schedule 4.21.a, all tax returns of every kind (including returns of real and personal property taxes, intangible taxes, withholding taxes, and FICA and unemployment compensation taxes) relating to the Business that are due to have been filed in accordance with any applicable law have been duly filed; and all taxes shown to be due on such returns have been paid in full.

     b. Sales Taxes, etc. Schedule 4.21.b identifies (1) each jurisdiction in which the Business is conducted in which sales, use, excise, or intangible taxes are due or paid on Software Programs or other Inventory sold or licensed by Seller or any GSE Company in conjunction with the Business and (2) the Software Programs or other Inventory subject to taxation in such jurisdiction.

4.22     Personnel and Compensation.

     a. List of Personnel. Seller has delivered to Buyer a true and complete list of the names and current compensation levels of (1) all salaried or annual employees and (2) all consultants involved in the Business as of the date of this Agreement.

     b. Compensation, etc. Except as set forth in Schedule 4.22.b, Seller is not subject to, and has no obligation under, any employment, consulting, or collective bargaining contracts, deferred compensation, pension (as defined in
Section 3(2) of the Employee Retirement Income Security Act (ERISA)), profit-sharing, bonus, stock option, stock appreciation, stock purchase, or other nonqualified benefit or compensation commitments, benefit plans, arrangements, or plans, including any welfare plans (as defined in Section 3(1) of ERISA), fringe benefit arrangements, or multi-employer plans (as defined in
Section 3(37)(A) of ERISA) of or pertaining to the present or former employees involved in the Business. Seller has complied with all of its obligations under the foregoing in all material respects.

     c. Retirement Plans. The only retirement plan that Seller has established for the benefit of persons who are or were involved in the Business is the GSE Systems Inc. 401K Plan (the "Plan"). The Plan and their administration are the sole responsibility of Seller.

     d. Multi-employer Plan. Neither the Seller nor any predecessor in interest thereto, nor any trade or business under common control with Seller or any predecessor in interest thereto (within the meaning of Section 414(i) of the Internal Revenue Code) has ever contributed to any pension Plan that is a Multi-employer Plan for the benefit of employees involved in the Business.

     e. Adequate Reserves for Welfare Plans. For welfare plans (as defined in Section 3(2) of ERISA) listed (or required to be listed) in Schedule 4.22.b, reserves have been established by Seller or its insurance companies at least sufficient to pay all claims incurred under the provisions of such plans on or prior to the Effective Date. Seller has not received notice of, nor does it know any basis for, any retrospective premium charge for claims relating to any period prior to the Effective Date under such contracts.

     f. Compliance with Laws. To the best of Seller's knowledge, Seller is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and occupational safety and health pertaining to the Business and the employees involved in the Business, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act. To the best of Seller's knowledge, there is no unfair labor practice, charge, or complaint or any other matter against or involving a Seller pending or, to the knowledge of Seller, threatened before the National Labor Relations Board or any court of law pertaining to the Business or the employees involved in the Business. There is no labor strike, dispute, slowdown, or stoppage pending or threatened against Seller pertaining to the Business or the employees involved in the Business. To the best of Seller's knowledge, (i) no certification or decertification question or organizational drive exists or has existed within the past twelve (12) months respecting the Business or the employees involved in the Business; (ii) Seller has not experienced any organized work stoppage or other labor difficulty involving the employees of the Business; (iii) there are no charges, investigations, administrative proceedings, or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin sexual preference, handicap, or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state, or local agency or court against a Seller pertaining to the Business or the employees of the Business, and no basis for any such charge, investigation, administrative proceeding, or complaint exists; and (vi) there have been no audits of the equal employment opportunity practices of Seller pertaining to the Business or the employees involved in the Business.

4.23 Estimates to Complete. The estimates to complete for the Projects attached hereto as Schedule 3.1, were prepared carefully and to the best of Seller's ability and to the best of Seller's knowledge, information and belief, the Estimates to Complete represent accurate estimates of the costs to complete the Projects.

4.24 Broker's or Finder's Fees. Seller has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on Buyer.

4.25 Related-Party Transactions. Except as disclosed in Schedule 4.25, neither Seller nor any GSE Company is a party to any contract, agreement, license, lease, or arrangement, directly or indirectly, with (1) any officer or salaried employee of the Business who will become an employee of Buyer on the Closing; or
(2) any corporation, trust, partnership or other entity in which any such officer or salaried employee or Seller or any GSE Company has a material equity or participating interest; in each case, relating to or involving the Business, the Assets, or the Assumed Liabilities, except, in each instance, for existing compensation arrangements.

4.26 Export Control and Related Matters.

     a. With respect to the Projects, Seller and GSE Singapore are in compliance in all material respects with all United States and foreign Export Control Laws. "Export Control Laws" means all federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules, regulations, executive orders or other requirements, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretations thereof, relating to the export or reexport of commodities and technologies. Export Control Laws includes the Export Administration Act of 1979 (24 U.S.C. Sections 2401 - 2420); the International Emergency Economic Powers Act (50 U.S.C. Sections 1701 - 1706); the Trading with the Enemy Act (50 U.S.C. Sections 1 et seq.); the Arms Export Control Act (22 U.S.C. Sections 2778, 2779); the International Boycott Provisions of Section 999 of the Code; nuclear non-proliferation legislation and the Export Administration Regulations.

     b. Each of Seller and GSE Singapore has all necessary authority under the Export Control Laws to conduct its operations pertaining to the Business as currently conducted, including all necessary (i) Permits for any pending export transactions for the Business, (ii) Permits for the disclosure of information to foreign Persons in connection with the Projects and all pending proposals and bids. and (iii) registrations with Governmental Entities with authority to implement the Export Control Laws.

     c. Seller has not participated directly or indirectly in any boycotts or other similar practices in violation of the regulations of the United States Department of Commerce or Section 999 of the Code.

4.27 Year 2000 Compliance. Seller has commenced assessment, testing and remediation programs with respect to Year 2000 readiness issues affecting the S/3 Software and the SimSuite Pipeline Software, however, Buyer acknowledges that such programs have not been completed as of the Effective Date. Seller has made available to Buyer (or will make available to Buyer promptly after Closing) copies of the assessments, test results, and other materials in Seller's possession concerning the Year 2000 readiness of the S/3 Software and the SimSuite Pipeline Software as of the Effective Date.

4.28 Accounts Receivable. The Accounts Receivable in excess of any reserves established with respect thereto reflected in the Financial Statements represent claims actually made in the ordinary course of business and are valid claims as to which performance has been rendered, there are no defenses, claims, refusals to pay or rights of setoff or recoupment against any thereof, and at least 50% of the amount thereof is collectible, net of established reserves, in the ordinary course of business without cost (other than customary general and administrative costs) in collection efforts therefor. Seller has good and marketable title to all of the Accounts Receivable other than the accounts receivable relating to the Projects for ECIL. GSE Singapore has good and marketable title to the accounts receivable relating to the Projects for ECIL.

4.29 Previous Deliveries. Seller has made available to Buyer true and complete copies of all contracts material to the Assets and the Business, including all Software Contracts, Project Contracts, Agency Contracts, documentation of Intellectual Property and Leases.

4.30 Disclosure. The representations, warranties, or statements made by Seller or any GSE Company in this Agreement or in any certificate furnished or to be furnished to Buyer pursuant to this Agreement taken as a whole, do not contain and will not contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Seller has disclosed to Buyer all facts known or reasonably available to Seller that are material to the financial condition, operation, or prospects of the Business, the Assets, and the Assumed Liabilities.

4.31 Duty to Make Inquiry. To the extent that any of the representations and warranties made by Seller or any GSE Company in this Agreement are qualified by the knowledge of Seller or any GSE Company, Seller and each GSE Company represents and warrants that it has made due and reasonable inquiry of all directors, officers and employees responsible for the subject matter thereof, of Seller and each GSE Company reasonably likely to have knowledge or information concerning the matters to which such representations and warranties relate.

4.32 Truth at Closing. All of the representations, warranties, and agreements contained in this Article IV shall be true and correct and in full force and effect on and as of the Closing Date.

4.33 Cumulative Exceptions. The exceptions and qualifications to the representations and warranties of Seller and the GSE Companies in this Article IV which are based upon such exceptions and qualifications not being "material" or being "in all material respects," or not having a Material Adverse Effect will not, individually or in the aggregate, have a Material Adverse Effect.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

5.1 Organization. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to conduct its business and to own and lease its properties and assets.

5.2 Power and Authority. Buyer has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and Buyer has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby and thereby shall be, the legal, valid, and binding obligation of Buyer, enforceable in accordance with their terms.

5.3 Broker's or Finder's Fees. Buyer has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

5.4 No Conflict. Neither the execution and delivery by Buyer of this Agreement and of the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby or thereby, nor the consummation by Buyer of the transactions contemplated hereby or thereby will violate or conflict with (1) any federal, state, or local law, regulation, ordinance, governmental restriction, order, judgement, or decree applicable to Buyer, or (2) any provision of any charter, bylaw, or other governing or organizational instrument of Buyer.


                                   ARTICLE VI

                       CONDITIONS TO SELLER'S OBLIGATIONS

Each of the obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

6.1 Representations and Warranties True at Closing Date. Buyer's representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; Buyer shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by a duly authorized officer of Buyer to all such effects.

6.2 Litigation. No Litigation shall be threatened or pending against Buyer, GSE Systems or Seller before any court or governmental agency that, in the reasonable opinion of counsel for Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VII

                        CONDITIONS TO BUYER'S OBLIGATIONS

Each of the obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or the waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

7.1 Representations and Warranties True at Closing Date. The representations and warranties of Seller and the GSE Companies contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; Seller and each of the GSE Companies shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and Seller and each GSE Company shall have delivered to Buyer a certificate dated the Closing Date and signed by a duly authorized officer thereof to all such effects.

7.2 Performance. Seller and each GSE Company shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

7.3 Investigations. Neither any investigation of Seller and each GSE Company by Buyer, nor the Schedules hereto, nor any other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances that, in the good faith judgment of Buyer, reflect in a material adverse way on the Assets, the Assumed Liabilities, or the business, operations, or prospects of the Business.

7.4 Consents. All consents to the assignment to Buyer of the maintenance and support contracts listed in Schedule 1.1.f, the Leases and each of the Project Contracts shall have been obtained.

7.5 No Litigation. No Litigation shall be threatened or pending against Buyer, Seller or any GSE Company before any court or governmental agency that, in the reasonable opinion of counsel for Buyer, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

7.6 No Material Adverse Change. There shall have been no material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) with respect to the Assumed Liabilities, or the financial condition, results of operations, business or prospects of the Business since September 30, 1998, (the date of the Financial Statements).

7.7 Employment and Termination Agreements. Buyer will offer employment or services/consulting contracts to certain employees and contractors of Seller currently dedicated to the Business to be identified prior to the Closing (the "Key Employees"). On or prior to the Closing:

     (a) the Key Employees shall have entered into contracts providing for their employment by Buyer, in forms satisfactory to Buyer; and

     (b) Seller and such individuals shall have entered into Termination Agreements, the form of which is attached as Schedule 7.7, the effectiveness of which shall be expressly contingent upon the occurrence of Closing.

7.8 Temporary Occupancy Agreement. At or prior to the Closing, Buyer and Seller shall have entered into the Temporary Occupancy Agreement, the form of which is attached as Schedule 7.8.

7.9 Transition Agreement. At or prior to Closing, Buyer and Seller shall have entered into an administrative services transition agreement, the form of which is attached hereto as Schedule 7.9.

7.10 Satisfactory Due Diligence. Buyer shall have completed such due diligence review and investigation of the Assets, the Assumed Liabilities, the Business Seller and each of the GSE Companies as Buyer shall have deemed necessary, all of which must be satisfactory to Buyer; provided that completion of such review and investigation shall not constitute a waiver by Buyer of any facts or circumstances affecting the representations or warranties of Seller and the GSE Companies in this Agreement or preclude or stop Buyer from asserting any failure or breach of any such representation or warranty or from pursuing any other rights or remedies granted to Buyer by this Agreement or law or equity.

7.11 Release of Liens. On the Closing, Seller shall deliver UCC Termination statements for all security interests, encumbrances and liens affecting the Assets.


                                  ARTICLE VIII

                    PRE-CLOSING COVENANTS OF SELLER AND BUYER

8.1 Conduct Pending Closing. From the date of this Agreement through the Closing, Seller and each GSE Company shall (a) continue the Business in the ordinary course, without substantial change; (b) take steps as are necessary, appropriate and commercially reasonable to preserve the Business's existing relationships with customers, suppliers and key employees; and (c) inform Buyer of the occurrence of any event which may result in a material adverse change to the Business, its financial condition or operations.

8.2 Notification of Customers. Promptly following the execution of this Agreement, Seller and Buyer shall jointly notify customers of the Business that Buyer will be acquiring the Business and will be the successor to Seller, and will jointly use reasonable efforts to assist in the transfer to Buyer of the Project Contracts, the Agency Contracts and any other material contracts to be assumed by Buyer under this Agreement, contingent on the Closing.

8.3 Consents. Buyer and Seller and each GSE Company shall cooperate with one another and proceed, as promptly as is reasonably practicable, to seek and to obtain all necessary consents and approvals pursuant to legal obligations, contractual obligations or otherwise which are requirements for, or preconditions to, the Closing.

8.4 Transition  Arrangements.  Buyer and Seller agree to negotiate in good faith
with  respect  to  structuring,   prior  to  the  Closing,  mutually  acceptable
transition arrangements for the system integrators of the Business.

8.5 Project Completion Plan. Buyer and Seller and each GSE Company agree to follow the provisions of the technical services transition plan set forth in
Schedule 8.5 which states the means and resources for completing certain unfinished projects as referred to in the plan and carrying out the warranty and support obligations for those projects and customers.

8.6 Bulk Sales Laws. Buyer and Seller shall cooperate with each other to ensure compliance with all bulk sales laws and other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Seller and each GSE Company, jointly and severally, shall indemnify Buyer from, and hold Buyer harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (a) the parties' failure to comply with any such laws in respect of the transactions contemplated by this Agreement and (b) any action brought or levy made as a result thereof.

8.7 Exclusive Dealing. From the date of this Agreement through the Closing, Seller and each GSE Company will not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, or enter into any transaction involving, any acquisition or purchase of the Assets or any portion thereof. Seller and each of the GSE Companies will instruct its respective officers, directors, agents and affiliates, to refrain from doing any of the above. Seller and each of the GSE Companies will notify Buyer immediately if any such inquiries or proposals are received by, any such information is received from, or any such negotiations or discussions are sought to be initiated with it or any of the other persons or entities referred to above. Seller and each of the GSE
Companies acknowledges and agrees, for itself and each of the persons and entities referred to above, that any remedy at law for breach of the foregoing covenant will be inadequate, and in addition to any other relief which may be available, Buyer will be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages and without regard to the adequacy of any remedy at law. Notwithstanding, the foregoing, Seller's obligation of exclusive dealing shall not be binding if a material change or event (exclusive of a competing offer) shall have occurred that would make proceeding with the Closing illegal, invalid or contrary to the fiduciary duties of the board of directors of Seller.

8.8 Access. From the date of this Agreement through the Closing, Seller will afford Buyer's designated employees, auditors, legal counsel and other authorized representatives all reasonable opportunity and access to inspect, investigate and audit the Assets, Liabilities, contracts, operations, and other items relevant to the operation of the Business. Buyer agrees to conduct such inspection, investigation and audit in a non-disruptive manner and at such times and places reasonably determined by Seller.

8.9 Notification. During the period between the date of this Agreement and the earlier of the termination of this Agreement and the Closing Date (the "Pre-Closing Period"), Seller and each GSE Company shall promptly notify Buyer in writing of:

     (1) the discovery by Seller or any GSE Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Seller or any GSE Company in this Agreement;

     (2) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Seller or any GSE Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

     (3) any breach of any covenant or obligation of Seller or any GSE Company contained in this Agreement;

     (4) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article VI or VII impossible or unlikely.

8.10. Updates to Seller's Schedules. If any event, condition, fact or circumstance that is required to be disclosed pursuant to Article 8.9 requires any change in Seller's Schedules, or if any such event, condition, fact or circumstance would require such a change assuming Seller's Schedules were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Seller shall promptly deliver to Buyer an update to Seller's Schedules specifying such change. No such update shall be deemed to supplement or amend Seller's Schedules for the purpose of (A) determining the accuracy of any of the representations and warranties made by Seller or any GSE Company in this Agreement, or (B) determining whether any of the conditions set forth in Article VII has been satisfied.

8.11 Hiring of Employees. Seller shall use its best efforts to enable Buyer to hire, on such terms as Buyer may reasonably establish, such of its employees and contractors currently dedicated to the Business as Buyer may specify on or before Closing. For any employees of the Business hired by Buyer on or within three months after the Closing, Buyer shall provide the normal benefits package it provides to other similarly situated U.S. employees of Buyer. Such continuing employees shall not be subject to pre-existing condition exclusions (unless such pre-existing exclusions would otherwise apply to other similarly situated U.S. employees of Buyer) and shall be credited with service credit for all purposes under such plans (other than for benefit accrual purposes under any pension plans maintained by Buyer), including but not limited to vacation/holiday time and sick days, equal to the service credit they have under the corresponding Buyer benefit plans. Seller and Seller's 401(k) and welfare plans and other benefit plans and programs shall have no obligations, independent of a rollover request directed by any such Employees, to transfer any assets representing accrued benefits or entitlements of such employees of the Business to any plans maintained or created by Buyer. Such employees of the Business shall be treated under all benefit plans and programs of Seller as having terminated their employment with Seller and its subsidiaries and affiliates as of the date of Closing (except for such employees who are, in accordance with Seller's normal policies, eligible for retirement or a bridge to retirement, which employees may be placed on leave of absence) and all accrued benefits and entitlements of such employees of the Business under Seller's benefit plans and programs shall be paid or otherwise discharged as required in accordance with the provisions of the plans, subject to applicable law, provided that such service credits shall not result in Buyer's assumption of any accrued but unpaid or untaken vacation/holiday time or sick days.

8.12 COBRA. Seller shall be responsible for the collection of premiums and all related costs of benefits offered under the continuation of benefits provisions of the Consolidated Omnibus Budget Reconciliation Act for all employees of the Business and their dependents not kept in the continuous employ of such Seller following Closing.


                                   ARTICLE IX

                                     CLOSING

9.1 Closing. Unless this Agreement is first terminated as provided in Article XIII, the closing of the purchase and sale of the Assets and the transfer and assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Seller at 10:00 a.m., November 10, 1998 or such earlier or later date as the parties may agree in writing (the "Closing Date"), and shall be effective as of 11:59 p.m. local time on October 30, 1998 (the "Effective Date").

9.2 Actions at Closing. At Closing, Buyer and Seller and each GSE Company shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

     a. Seller shall deliver the following to Buyer:

          (1)  Bill of Sale for the Assets

          (2)  The License Agreement for the Licensed Software;

          (3)  The Temporary Occupancy Agreement;

          (4)  The Transition Agreement;

          (5) Assignment and assumption agreements for the Project Contracts, including an assignment of the Project Receivables

          (6)  An assignment agreement covering the assignment of:

                       the Agency Contracts;

                       all copyright, trademark and patent registrations; and

                       the Software Contracts;

          (7) An assignment agreement covering the assignment of the Remaining Receivables;

          (8)  Consents  from   customers  to  the  assignment  of  the  Project
               Contracts;

          (9) Consents from agents / representatives to the assignment of the Agency Contracts;

          (10) Consents from customers to the assignment of the maintenance and support agreements listed in Schedule 1.1.f;

          (11) (Intentionally Deleted)

          (12) The certificates required under Article 7.1 as to the accuracy of the representations and warranties contained herein, the compliance with the covenants and agreements contained herein, and the satisfaction of the conditions to Closing contained herein.

          (13) The Technical Documentation, including the source code libraries and listings for each version of the Software Programs;

          (14) Copies of the Business Records;

          (15) Certificates of good standing for Seller and GSE Systems;

          (16) All sales and marketing materials relating to the Software Programs;

          (17) Training materials relating to the Software Programs;

          (18) The Estimated Closing Balance Sheet and calculation of the Estimated WIP Amount (Article 3.2);

          (19) UCC Termination statements or other documentation satisfactory to Buyer to discharge all security interests, encumbrances and liens affecting the Assets.

          (20) Such other bills of sale, assignments, and other instruments of conveyance and transfer as Buyer may reasonably request to effect the assignment to Buyer of the Assets.


     b. Entry Into Premises. Seller shall give Buyer access to the facilities of the Business in accordance with the Temporary Occupancy Agreement.

     c. Payment of Initial  Payment.  Buyer shall make the payments  required in
Article 3.3 in full by wire transfer of immediately available funds.

     d. Assumption Agreement. Buyer shall deliver to Seller an assumption agreement pursuant to which Buyer assumes and agrees to pay and perform the Assumed Liabilities.

     e.  Certificates.  Buyer shall  deliver  the  certificates  required  under
Article 6.1 as to the accuracy of the representations and warranties contained herein, the compliance with the covenants and agreements contained herein, and the satisfaction of the conditions to Closing contained herein.

9.3 Further Assurances. At and after the Closing, without further consideration, Seller and each GSE Company shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as Buyer or its counsel may reasonably request (1) to vest in Buyer, and perfect and protect Buyer's right, title, and interest in, and enjoyment of, the Assets and the Business, or (2) to ensure more effectively the compliance of Seller and each GSE Company with its agreements, covenants, warranties, and representatives under this Agreement.


                                    ARTICLE X

                 COVENANTS OF SELLER AND BUYER FOLLOWING CLOSING

10.1     Tax Matters.

     a. Seller's Right and Responsibility for Pre-closing Tax Matters. Seller shall have the right and responsibility to direct the handling of all tax matters affecting or relating to the conduct of the Business prior to the Closing Date, including the prosecution of all administrative and judicial remedies, the settlement of all issues, and the execution of agreements, consents, or waivers, extending the statute of limitations, provided that no such action, agreement, or stipulation shall have any effect on the tax position or liability of Buyer, including as successor to the Business, or result in any increase in the Assumed Liabilities.

     b. Buyer's Cooperation. Buyer shall use its reasonable efforts to provide Seller such assistance as it may reasonably request in connection with matters relating to taxes, including information with respect to Seller's preparation of any returns of taxes, any audit or other examination by any taxing authority, any judicial or administrative proceeding relating to Seller's liability for taxes, or any claims arising hereunder respecting the Business. Buyer shall retain and provide Seller with records or information which may be relevant to any such return, audit, examination, proceeding, or determination, and Buyer shall retain all such books and records for so long as necessary in keeping with applicable statutes of limitations.

10.2 Transfer Taxes. All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Seller and Seller shall file all necessary documentation with respect to such taxes.

10.3     Non-Compete.

     a. For the period beginning on the Effective Date and continuing until the fourth anniversary of the Effective Date, Seller and each GSE Company shall not, and shall use their commercially reasonable efforts to cause their directors, officers, employees and affiliates not to:

          (1) cause, induce or encourage any actual or prospective customer, supplier, manufacturer or licensor of the Business, or any other Person who has a business relationship with Buyer, to terminate or change any such actual or prospective relationship in a manner which would be adverse to the Business; or

          (2) conduct, participate or engage, directly or indirectly (whether as a principal, sole proprietor, partner, stockholder, agent, consultant, subcontractor, joint venturer, team member or in any other capacity), acquire, own or have any interest (other than a three percent (3%) or less ownership in an entity whose securities are traded on a recognized securities exchange or quotation system), in any business, or support any product or any business, that is competitive with the Business (as conducted on the Effective Date or at any time during the two years immediately prior to the Effective Date).

The covenant in the foregoing sentence shall encompass the activities of Seller and each of the GSE Companies and their affiliates in all areas of the world. Seller and each of the GSE Companies acknowledges that the Business is a worldwide business and agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

     b. The covenants and undertakings contained in this Article 10.3 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Article 10.3 will cause irreparable injury to Buyer, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, Buyer will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of a breach of this Article 10.3. The rights and remedies provided by this Article 10.3 are cumulative and in addition to any other rights and remedies which Buyer may have hereunder or at law or in equity. If Buyer were to seek damages for any breach of this Article 10.3, the portion of the Purchase Price delivered to Seller hereunder which is attributed by the parties to the foregoing covenant shall not be considered a measure of or limit on such damages.

     c. The parties agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, specified business limitation or any other relevant feature of this Article 10.3 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

     d. Notwithstanding the above, that the foregoing restrictions shall not apply:

          (1) in the event that Seller or any GSE Company is acquired, merged with, or becomes controlled by, a third party acting at arms length, who is engaged in a business which is competitive with the Business, provided that Seller or any GSE Company does not participate in such business using its personnel, products or services;

          (2) to the sale of SimSuite Pipeline Software licenses by Seller in the markets in which Buyer's rights are or become non-exclusive under the terms and conditions of the Software License Agreement.

10.4 Non-solicitation of Personnel. For a period of eighteen (18) months after the Effective Date, except with respect to employees of Seller who shall be offered employment with Buyer in connection with the transactions contemplated hereby, neither party shall, without the prior written consent of the other party, solicit for employment any person who was an employee of the other party as of the Effective Date; provided, however, that either party may offer employment to or employ persons whose employment has been involuntarily terminated by the other party after the Effective Date.

10.5 Project Overruns.

     a. Definitions

     "Project Costs" means the total of the following costs incurred by Buyer to complete the Projects in accordance with the Project Contracts, up to the start of the warranty period:

            The total hours worked on the Projects by Buyer's personnel at the rate of $ 73.55 USD per hour;

            All hardware, software, licenses, documentation and other materials at Buyer's cost;

            All reasonable travel, accommodation and living expenses incurred by Buyer's personnel while working on the Projects.

Project  Costs for the Mobile Gas Project  shall be  calculated  as set forth in
Schedule 3.8.

     "Project ETC's" means the maximum Project Costs agreed to be assumed by Buyer to complete the Projects in accordance with the Project Contracts as shown in Schedule "B".

     b. Project Overruns. Buyer's agreement as set forth in Article 2.1(b), to assume the obligations of Seller to complete the Projects in accordance with the Project Contracts shall be limited to the amount of the Project ETC's. The total Project Costs incurred by Buyer for the Projects in excess of the aggregate Project ETC's with labor charges discounted by 20% (the "Project Overruns") shall be reimbursed by Seller to Buyer. Buyer shall keep accurate and detailed records of the Project Costs incurred by Buyer. Buyer will invoice Seller and GSE Systems for the amount of any unbilled Project Overruns quarterly commencing on the 15th day of the fourth full calendar month after the Effective Date and continuing on the 15th day of the first month of each quarter thereafter. Buyer shall provide with each invoice, a calculation of the Project Overruns. Seller and GSE Systems shall pay such invoiced Project Overruns to Buyer within 30 days of receipt of each invoice. Buyer will provide Seller with copies of the time records for Buyer's Project personnel, invoices and other supporting documentation as Seller may reasonably request.

     c. Mitigation of Overruns. Buyer shall act reasonably to mitigate any Project Overrun and will use its commercially reasonable efforts to obtain additional compensation by change orders for any work to be done on a Project which is not clearly within the scope of the applicable Project Contract.

10.6 Warranty Obligations.

     a. "Warranty Costs" means the total of the following costs incurred by Buyer to carry out the warranty obligations of Seller described in sub-paragraph
b. below (the "Warranty Obligations"):

            The total hours worked by Buyer's personnel in performing the Warranty Obligations at Buyer's demand service cost rate of $73.55 USD per hour;

            All hardware, software, licenses, documentation and other materials at Buyer's cost;

            All reasonable travel, accommodation and living expenses incurred by Buyer's personnel while working on the Projects.

     b. "Warranty Obligations" means the warranty, maintenance and ongoing support obligations of Seller relating to the S/3 Software and SimSuite Pipeline projects listed in Schedule 10.6.b. attached hereto, including the warranty obligations under the Project Contracts to repair or replace any hardware or software supplied by Seller (and covered under the warranty provided by Seller) and which is defective or does not meet the contractual specifications, but excluding any responsibility of Buyer for:

          (1) any breach or default by Seller or any GSE Company under any of the same on or before the Effective Date unless disclosed to Buyer in the schedules to this Agreement;

          (2) any liability under such contracts and warranty terms for special, incidental, indirect, consequential, or punitive damages based on actions taken, or software or equipment supplied by Seller or any GSE Company prior to Closing; or

          (3) any material liability or obligation outside the ordinary course of business not disclosed by Seller and the GSE Companies pursuant to this Agreement, insofar as disclosure thereof is required hereunder and Buyer does not receive property or services of substantially equivalent value in respect of such liability or obligation.

     c. Performance of Warranty Obligations. Buyer agrees to perform the work required to fulfill Seller's Warranty Obligations and the Warranty Costs incurred by Buyer shall be reimbursed by Seller to Buyer in accordance with sub-paragraph d. below.

     d. Reimbursement of Warranty Costs. Buyer shall keep accurate and detailed records of the Warranty Costs incurred by Buyer. After one (1) year from the Effective Date, Buyer shall prepare and deliver to Seller and GSE Systems: (1) a calculation of the Warranty Costs incurred by Buyer since the Effective Date; and (2) an invoice for the amount of those Warranty Costs calculated as follows:
(A) for the first $107,161 in Warranty Costs, Buyer shall invoice such costs to Seller without a discount, and (B) for any Warranty Costs in excess of $107,161, Buyer shall invoice such costs at a discount of 20%. Thereafter, Buyer will invoice Seller and GSE Systems for the amount of any additional unbilled
Warranty Costs quarterly. Seller and GSE Systems shall pay such invoiced Warranty Costs to Buyer within 30 days of receipt of each invoice. Buyer will provide Seller with copies of the time records for Buyer's service personnel who performed the warranty work, invoices and other supporting documentation as Seller may reasonably request.

     e. Mitigation of Costs. Buyer shall act reasonably to mitigate any Warranty Costs and will use commercially reasonable efforts to obtain compensation for any work to be done which is not clearly covered by warranty.

10.7 Development Overruns.

     a. "Development Costs" means the costs incurred by Buyer to complete the S/3 Development and SimSuite Development. These costs will be the total hours worked by Buyer's personnel in completing the development of the software at the rate of $64.06 USD per hour. Development Costs shall be as further defined in
Schedule 3.8.

     b. Development Overruns. Seller and GSE Systems shall reimburse Buyer for any Development Costs incurred by Buyer which exceed the maximum costs as set out below:

     S/3 Software                  $188,798
     SimSuite Pipeline Software    $262,758
     Total                         $451,556

Any Development Costs incurred by Buyer in excess of $451,556 shall be invoiced by Buyer to Seller and GSE Systems with a discount of 20% (the "Development Overruns").

     c. Quarterly Calculation. Buyer will invoice Seller and GSE Systems for the amount of any unbilled Development Overruns quarterly commencing on the 15th day of the fourth full calendar month after the Effective Date and continuing on the 15th day of the first month of each quarter thereafter. Buyer shall provide with each invoice, a calculation of the Development Overruns. Seller and GSE Systems shall pay such invoiced Development Overruns to Buyer within 30 days of receipt of each invoice. Buyer will provide Seller with copies of the time records for Buyer's Research and Development personnel who performed the development work and other supporting documentation as Seller may reasonably request.

10.8 Limitation on Overrun Reimbursement. Notwithstanding the provisions of Articles 10.5 and 10.7 and any other provision of this Agreement to the contrary, the total of:

          (1) payments by Seller to Buyer in respect of Warranty Costs in excess of $107,161; and

          (2) the amounts payable by Seller to Buyer for Project Overruns and Development Overruns under Articles 10.5 and 10.7;

shall not exceed in the aggregate the sum of $800,000 USD. This limitation shall not be interpreted as affecting or limiting any other indemnity obligations of Seller under this Agreement, including the provisions set out in Article 10.9.

10.9 Year 2000.

     a. Seller has agreed to indemnify Buyer for liabilities relating to the Year 2000 pursuant to Articles 2.2.e. and 11.1. Following Closing, the parties shall jointly develop a plan for management of the Year 2000 issues relating to Seller's existing installed customer base, including:

     * testing and assessment of the Year 2000 Compliance of the Software Programs and the prior versions of the Software Programs installed at customer sites;

     * development of patches for the S/3 Software on the VMS platform that will enable existing customers to modify or upgrade their existing versions of the S/3 Software to a version which will be Year 2000 Compliant; and

     *    providing information to existing customers regarding the foregoing.

Buyer agrees to implement this plan using the same policies and procedures as it employs in managing the Year 2000 issue for Buyer's existing customer base. The parties understand and agree that Year 2000 "patches" will be developed by Buyer on an as-required basis in connection with projects or work undertaken for customers. Buyer will not claim indemnity for costs related to the development and administration of the aforesaid plan.

     b. Buyer will provide Seller with monthly reports summarizing the status of the implementation of the agreed upon plan.

     c. Seller shall be not be obligated to indemnify Buyer under Article 11.1 of this Agreement for Buyer's costs relating to any claim relating to the Year 2000 compliance of products sold by Seller or any GSE Company to a particular customer, if Buyer is able to recover the costs associated with such claim through income derived from work for that customer in connection with a system upgrade or other Year 2000 related work or patches paid for by that customer.

     d. Prior to performing or committing to perform any work to correct any defects or problems relating to the Year 2000, which would be the subject of a claim by Buyer for indemnity under Article 11.1, Buyer shall give notice to Seller and Seller shall have the right to participate in the investigation and settlement of each such claim. Buyer shall not settle or compromise any claims resulting from such defects or problems without the prior written consent of Seller, which shall not be unreasonably withheld. In the event that Buyer is obligated to carry out any work or supply any software or equipment for which Buyer cannot obtain compensation from the customer, Seller will reimburse Buyer for the following costs incurred by Buyer to carry out that work:

     * The total hours worked by Buyer's personnel in performing the work at the rate of $80.00 USD per hour;

     * All hardware, software, licenses, documentation and other materials at Buyer's cost;

     * All reasonable travel, accommodation and living expenses incurred by Buyer's personnel in completing such work.

Seller's obligation to reimburse Buyer for the foregoing costs is not subject to the limits set forth in Articles 10.8 and 11.7.

10.10 Destruction of Source Code Copies. Promptly following Closing, each GSE Company shall destroy any and all copies of the source codes for the S/3 Software in its possession (except for the Common Elements as may be embodied in other software of Seller or GSE Companies) and shall, upon Buyer's request, provide a certification from an authorized officer stating that such destruction has taken place; provided, however, that Seller may retain a copy of the S/3 Software for archival purposes only.

10.11 Monthly Status Reports. In connection with Articles 10.5, 10.6 and 10.7, Buyer agrees to provide monthly status reports to Seller which set forth in detail reasonably acceptable to Seller:

     (a) the current status of such activities; and

     (b) in the event of any overruns, the corrective action, if any, to be taken to mitigate such overruns.


                                   ARTICLE XI

                                    INDEMNITY

11.1 Indemnification by GSE Systems and Seller. GSE Systems and Seller, jointly and severally, shall indemnify, defend, and hold harmless Buyer and its respective successors and assigns and the directors, officers, employees, managing partners and agents of each (collectively, the "Buyer Group"), at, and at any time after, the Closing, from and against any and all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Buyer Group, directly or indirectly, by reason of, resulting from, or arising in connection with any of the following:

     a. Breach of Obligation. Any breach of any representation, warranty, or agreement of Seller or any of the GSE Companies contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

     b. Excluded Liabilities. The failure of Seller or any GSE Company to pay or discharge any Excluded Liabilities when the same shall become due and payable.

     c. Failure to Obtain Consents. Any failure to obtain the Required Contract Consents.

     d. Noncompliance with Bulk Sales Law. Any failure to comply with any "bulk sales" or similar laws relating to notices to creditors.

11.2 Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller and its successors and assigns and the directors, officers, employees, and agents of Seller (collectively, the "Seller Group"), at, and at any time after, the Closing, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Seller Group, to the extent arising from any of the following:

     a. Breach of Obligation. Any breach of any representation, warranty, or agreement of Buyer contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

     b. Assumed Liabilities. Any of the Assumed Liabilities, except insofar as such Loss represents an Excluded Liability.

11.3 Notice of Claim. The party entitled to indemnification hereunder (the "Claimant") shall promptly deliver to the party liable for such indemnification hereunder (the "Obligor") notice in writing (the "Required Notice") of any claim for recovery under Article 11.1 or Article 11.2, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom (the "Claim"). The Claimant shall provide to the Obligor as promptly as practicable thereafter information and documentation reasonably requested by the Obligor to support and verify the claim asserted, provided that, in so doing, it may restrict or condition any disclosure in the interest of preserving privileges of importance in any foreseeable litigation.

11.4 Defense. In connection with any claim giving rise to indemnity hereunder arising out of any claim or legal proceeding by any person who is not a Claimant, the Obligor at its sole cost and expense may, upon written notice to the Claimant, elect to assume the defense of any such claim or legal proceeding. If the Obligor has so elected to assume the defense of any such claim or legal proceeding, such defense shall be conducted by counsel chosen by the Obligor, provided that such counsel is reasonably satisfactory to the Claimant. The
Claimant shall be entitled to participate in (but not control) the defense of any such action with its own counsel and at its own expense. If the Obligor has elected to assume the defense of any claim or legal proceeding as provided herein, the Claimant shall not be entitled to indemnification for legal fees and expenses relating to such claim or proceeding that are incurred by the Claimant after the time at which the Obligor has so elected. The Claimant shall not settle or compromise any indemnified liability without the prior written consent of the Obligor, which shall not be unreasonably withheld. In the event that the Obligor shall so assume such defense, it shall not compromise or settle any such claim, action, or suit unless (i) the Claimant gives its prior written consent, which shall not be unreasonably withheld, or (ii) the terms of the compromise or settlement of such claim, action, or suit provide that the Claimant shall have no responsibility for the discharge of any settlement amount and impose or create no other obligations, liabilities or duties on the Claimant, and the compromise or settlement discharges all rights against the Claimant with respect to such claim, action, or suit. The Claimant will reasonably cooperate with the defense of any such claim, action, or suit and will provide such personnel, technical support, and access to information as may be reasonably requested by the Obligor in connection with such defense.

11.5 Time of Assertion.

     a. No indemnification shall be payable by Buyer with respect to matters as to which Buyer has not received notice from GSE Systems or Seller within eighteen (18) months after the Closing Date, except that such limitation shall not apply to (1) Losses based on Assumed Liabilities or (2) any breach occurring after the Closing Date of any covenant or agreement of Buyer contained in this Agreement or any other instrument or agreement to be executed and delivered by Buyer in connection with the transactions contemplated hereby.

     b. No indemnification shall be payable by GSE Systems or Seller to Buyer with respect to matters as to which GSE Systems and Seller have not received notice from Buyer within eighteen (18) months after the Closing Date, except:

          (1)  that such limitation shall not apply to:

          (A)  Losses based on Excluded Liabilities;

          (B) any breach occurring on or after the Closing of any covenant or agreement of Seller or any GSE Company contained in this Agreement or any other instrument or agreement to be executed and delivered by either party in connection with the transactions contemplated hereby;

          (C) any breach of the representations and warranties of Seller contained in 4.5 (Required Contract Consents), 4.6 (Title to Tangible Property), 4.9 (Title to Intellectual Property), 4.12 (Third Party Components in Software Programs), or 4.13 (Third Party Interests or Marketing Rights in Software Programs), or
               4.16 (Encumbrances), or

          (D) any instance of fraud or any knowing and willful breach by Seller or any GSE Company of any other provision of this Agreement or any other instrument or agreement to be executed and delivered by either party in connection with the transactions contemplated hereby,

     (2) any claim for indemnification for Losses arising from a breach of the representations and warranties set forth in 4.20 (Court Orders, Decrees, and Laws) but only to the extent they relate to environmental matters or in 4.21 (Taxes) shall survive until six (6) months after the expiration of the applicable statute of limitations for such matters,

     (3) any claim for indemnification for Losses arising from a breach of the representations and warranties set forth in Section 4.10 (Absence of Claims to Intellectual Property) that arise out of infringement of any patent that is issued after the Closing Date and as to which neither GSE Systems nor the Seller had notice regarding any application therefor as of the Closing Date or exercising reasonable diligence should have had such notice as of the Closing Date shall survive if notice of such claim is provided by Buyer to GSE Systems and Seller within three years of the Closing Date; and

     (4) any claim for indemnification for Losses arising from a breach of the representations and warranties set forth in Section 4.10 (Absence of Claims to Intellectual Property) that is not covered by the immediately preceding clause shall not be subject to the limitation set forth in this subsection (b).

11.6 Remedies. The right to indemnification provided for in this Article shall be the exclusive remedy of a party in connection with any breach by the other party of its representations and warranties contained in Articles 4 and 5, (except for a breach of Articles 4.9 - Title to Intellectual Property, 4.10 - Absence of Claims & Non-Infringement, 4.12 - Third Party Components in Software Programs, 4.13 - Third Party Interests or Marketing Rights in Software Programs), but shall not be the exclusive remedy of a party in connection with any breach by the other party of its covenants or other obligations contained in this Agreement.

11.7 Limitation on Indemnity Obligations. Notwithstanding any other provision contained in this Agreement, the obligations of GSE Systems and Seller to indemnify the Buyer Group with respect to claims by the Buyer Group for breach of any of the representations and warranties contained in the Article 4 of this Agreement (except for the representations and warranties excluded as described below) shall be limited to a maximum of $5,000,000 USD, in the aggregate. This limitation shall not apply to any claims by Buyer under Article 11.1.b. (Excluded Liabilities), or Articles 4.9 (Title to Intellectual Property), 4.10 (Absence of Claims), 4.12 (Third Party Components in Software Programs), 4.13 (Third Party Interests or Marketing Rights in Software Programs), 4.16 (Encumbrances), 4.19 (Litigation), 4.20 (Court Orders), 4.21 (Taxes), or Article
10.9 (Year 2000).


                                   ARTICLE XII

                                 CONFIDENTIALITY

12.1 Confidentiality Obligation of Buyer Prior to Closing. Until Closing (and, if this Agreement is terminated for any reason, forever thereafter), Buyer shall, and shall use its commercially reasonable efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Seller, and not use in any manner except in connection with the transactions contemplated hereby, any confidential business or technical information obtained from Seller in connection with the transactions contemplated hereby concerning the Business or the Assets. This obligation shall cease to apply to Buyer upon the occurrence of Closing. In the event that this Agreement terminates for any reason, Buyer shall return to Seller or destroy all materials in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

12.2 Confidentiality Obligation of GSE Systems and Seller Following Closing. Following the occurrence of Closing, Seller and each GSE Company shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Buyer, and not use in any manner whatsoever, any confidential business or technical information remaining in its possession concerning the Business or the Assets. Such confidential information specifically includes all source code, system and user documentation, and other Technical Documentation pertaining to the Software Programs, including any proposed design and specifications for future products and products in development, marketing plans, and all other technical and business information concerning the Business. Promptly following Closing, Seller and each GSE Company shall surrender to Buyer or, at Buyer's option, destroy all materials remaining in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

12.3 Permitted Disclosures. Notwithstanding Articles 12.1 and 12.2, either party may disclose confidential information (1) where necessary to any regulatory authorities or governmental agencies pursuant to legal process or (2) if required by court order or decree.

12.4 Scope of Confidential Information. For purposes of this Agreement, information shall not be deemed confidential (1) if such information is available in full from public sources; (2) if such information is received from a third party not under an obligation to keep such information confidential; or
(3) if the recipient can conclusively demonstrate that such information was independently developed by the recipient.


                                  ARTICLE XIII

                          TERMINATION PRIOR TO CLOSING

13.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

     a. Mutual Consent. By the mutual consent of Buyer and Seller;

     b. Deadline. By Buyer in writing, without liability, if the Closing shall not have occurred on or before November 30, 1998 and by Seller, in writing, without liability, if the Closing shall not have occurred on or before November 30, 1998 (provided the terminating party is not in material breach of its representations, warranties, covenants or agreements under this Agreement); or

     c. Material Breach. By Buyer or Seller in writing, without liability, if the other party shall (1) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date or (2) materially breach any of its representations, warranties, agreements, or covenants contained herein, provided that such failure or breach is not cured within ten (10) days after such party has been notified of the other party's intent to terminate this Agreement pursuant hereto.

13.2 Termination of Obligations.  Termination of this Agreement pursuant to this
Article XIII shall terminate all obligations of the parties hereunder, except for the obligations set forth in Article XIII, and, except in connection with termination pursuant to Article 13.2c, there shall be no liability on the part of Buyer or Seller or their respective officers or directors.

                                   ARTICLE XIV

                                  MISCELLANEOUS

14.1 Entire Agreement. This Agreement (including the Schedules), and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby; constitute the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

14.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Buyer shall have the right to assign this Agreement, in whole or in part, to any affiliates of Buyer or to designate any of its affiliates (to the extent permitted by law) to receive directly the Assets or to exercise any of the rights or Buyer, or to perform any of its obligations. Except as provided in the preceding sentence, Seller and Buyer shall not voluntarily assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by Seller or Buyer of its respective rights or obligations hereunder, whether before or after the Closing, release Seller or Buyer from its respective liabilities and obligations hereunder.

14.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

14.4 Headings. The headings of the Articles and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

14.5 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

14.6 Expenses. Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

14.7 Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to Seller to:

     a. If to GSE Systems or Seller to:

                  GSE Systems, Inc.
                  9189 Red Branch Road
                  Columbia, Maryland, 21045
                  Attention:  Stephen J. Fogarty

                  with a copy to:
                  Thomas K. Milhollan
                  9189 Red Branch Road
                  Columbia, Maryland, 21045

or to such other person or address as Seller shall furnish to Buyer in writing pursuant to the above.

         b.       If to Buyer to:

                  Valmet Automation (USA), Inc.
                  C/o 10333 Southport Road S.W.,
                  Calgary, AB, Canada, T2W 3X6
                  Attention:  Cameron Demcoe

                  with a copy to:

                  Arent Fox Kintner Plotkin & Kahn
                  1050 Connecticut Avenue, N.W.
                  Washington, D.C. 20036-5339
                  Attention:  Jerome P. Ackman, Esq.

or to such other person or address as Buyer shall furnish to Seller in writing pursuant to the above. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail.

14.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland without giving effect to the principles of conflicts of law thereof.

14.9 Public Announcements. GSE Systems, Seller and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither GSE Systems, Seller nor Buyer shall issue any such press release or make any public statement without the agreement of the other party, except as such party's counsel advises in writing may be required by law. The parties shall agree on the text of a press release to be issued on the Closing.

14.10 Third-Party Beneficiaries. With the exception of (1) the parties to this Agreement and (2) the Buyer Group and the Seller Group with respect to the matters inuring to their benefit under Article XI, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

14.11 Survival of Agreements. All covenants, agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement and the Closing and shall not be deemed waived or otherwise affected by any investigation made by any party hereto, provided however, that the representations and warranties shall only survive as per Article XI - Indemnification.

14.12 "Including". Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as nonexclusive, non-characterizing illustrations.

14.13 Access to Information.

     (a) Upon reasonable notice stating any reasonable purpose, including but not limited to obtaining information relevant to tax returns, third party claims, litigation involving the requesting party or as otherwise required for the conduct of Buyer's or Seller's business, each party shall, but only to the extent necessary to satisfy the requesting party's stated purpose, (i) give to the other and its authorized representatives reasonable access, during regular business hours, following the Closing, to any and all of the contracts, books, records and data of or relating to the Business, the Purchased Assets or the Assumed Liabilities, and (ii) cause to be furnished promptly to the other party from time to time all information in its possession relating to the Business, the Assets or the Assumed Liabilities as may be reasonably requested, provided, however, that the obligations of this paragraph are subject to the prior receipt by the disclosing party of the required consents of third parties (including employees with respect to personnel records), and further subject of the execution and delivery by the requesting party and its representatives of confidentiality agreements.

     (b) Buyer agrees that it will keep the Business Records for a period of five (5) years after the Closing, or for any longer period as may be required by any governmental agency or in accordance with paragraph (a) above. In the event Buyer wished to destroy the Business Records after that time, it shall first give ninety (90) days' prior written notice to Seller and Seller shall have the right at its option to take possession of the Records provided that it does so no later than sixty (60) days after the end of such ninety (90) day period.

     (c) Seller agrees that any information obtained by it pursuant to paragraphs (a) and (b) of this Article14.13 shall be held in confidence as provided in Article XII hereof, and that it shall not disclose the same to any person, or use such confidential information in any manner whatsoever, except with the prior written approval of Buyer or if disclosure of such confidential information is necessary for Seller's regulatory, tax, litigation, or other reasonable purposes or is otherwise required by law.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date indicated.

VALMET AUTOMATION (USA), INC.                         GSE SYSTEMS, INC.,

By:                                                   per :
Name:                                                 Name:
Title:                                                Title:


GSE PROCESS SOLUTIONS, INC.                           GSE PROCESS SOLUTIONS B.V.

By:                                                   per :
Name:                                                 Name:
Title:                                                Title:



GSE PROCESS SOLUTIONS                                 GSE PROCESS SOLUTIONS
SINGAPORE (PTE) LIMITED                                           BELGIUM N.V.

By:                                                   per :
Name:                                                 Name:
Title:                                                Title: